SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2005

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157	22-3286312
(Commission File Number)	(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD
COPPELL, TEXAS	75019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 2.02 Results of Operations and Financial Condition

          As previously disclosed on Form 12b-25 and Form 8-K dated September 29, 2005, Tekni-Plex, Inc. (the “Company”) notified the late filing of its Form 10-K for the fiscal year ended July 1, 2005 due to certain accounting errors at its American Gasket & Rubber Division which has resulted in an overstatement of inventory of approximately $7.5 million to $7.7 million. The Company is currently continuing the internal investigation with the assistance of independent accountants into this matter. As a result, the Company will not be able to be in a position to file its Form 10-K for the fiscal year ended July 1, 2005 or any necessary restated financial statements for prior periods on October 14, 2005 as the Company had previously indicated. At the present time, the Company expects to be able to conclude its investigation and file the Form 10-K for the fiscal year ended July 1, 2005 and any necessary restated financial statements for prior periods at the end of October 2005. However, the Company cannot say with certainty that it will do so at such time as the investigation is on-going.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekni-Plex, Inc.

Date:	October 14, 2005	By:	/s/ James E. Condon

			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer